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                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

         Current Report Pursuant to Section 13 or 15 (d) of
                 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24,
2002



                          KAMAN CORPORATION
         (Exact name of issuer as specified in its charter)





Connecticut                      0-1093           06-0613548
(State or other jurisdictions    (Commission      (I.R.S.
of Incorporation)                File Number)     Employer
                                                  Identification
                                                  No.)




                       1332 Blue Hills Avenue
                        Bloomfield, CT 06002
              (Address of principal executive offices)

       Registrant's telephone number, including area code:
                           (860)243-7100

                           Not Applicable
    (Former name or former address, if changed since last report)















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Item 5.  Other Events


The Company issued a press release dated July 24, 2002 announcing that it has signed an agreement to acquire the privately held German aerospace bearing manufacturing company, RWG Frankenjura-Industrie Flugwerklager GmbH, headquartered in Dachsbach, Germany. RWG manufactures spherical and ball bearings, rod ends, bushings and specialty components, primarily for the aerospace industry. RWG's business complements the Company's existing Kamatics proprietary bearings for aircraft and other specialized uses. RWG employs about 85 people, had sales in 2001 of approx. US $10 million and its largest customer is Airbus Industries. RWG will operate as a separate subsidiary within the Company's aerospace segment.

The Company expects the transaction to close by the end of July.
Terms of the agreement are not being disclosed.





Item 7. Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired.
        Not Applicable.

(b)     Pro Forma Financial Information.
        Not Applicable.

(c)     Exhibits.

        The following document is filed as an Exhibit to this
        Report:

        Exhibit 99 - Press Release of the Company, dated
        July 24, 2002.

















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                             SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.


                                 KAMAN CORPORATION


                                 /s/Robert M. Garneau
                                 Executive Vice President
                                 and Chief Financial
                                 Officer



Dated: July 25, 2002





































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                            EXHIBIT INDEX




   Exhibit          Description

     99             Press Release of the Company, dated
                    July 24, 2002















































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